Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
BIONOVO, Inc.

We hereby consent to the incorporation by reference into this Amendment No. 1 to the Registration Statement on Form S-1 our report dated March 15, 2011 relating to the consolidated balance sheets of Bionovo, Inc. (“Bionovo”), as of December 31, 2010 and 2009 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the years ended December 31, 2010, 2009 and 2008 and for the period from inception, February 1, 2002 through December 31, 2010, which appears in Bionovo, Inc.’s 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission. Our report expressed an unqualified opinion on those consolidated financial statements.

We also consent to the reference to us under the headings “Experts” in such Registration Statement.

PMB Helin Donovan, LLP
San Francisco, California
February 9, 2012

50 Francisco St, Suite 120 • San Francisco, CA 94133

tel (415) 399-1330 • fax (415) 399-9212

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